ARTICLES OF AMENDMENT AND RESTATEMENT
                                       OF
                         THE DREYFUS FUND INCORPORATED

           THE DREYFUS FUND INCORPORATED, a Maryland corporation, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: The Dreyfus Fund Incorporated desires to amend and restate its Charter as currently in effect. Therefore, the Charter of the corporation is hereby amended and restated by striking out in its entirety the existing Charter and substituting in lieu thereof the following:

            FIRST:     We, the subscribers hereto, Ernest L. Godshalk, Jr.,
Lincoln C. Brownell and Joseph L. Broderick, the post office address of all of whom is 48 Wall Street, New York, N.Y., and all of whom are adult persons of full legal age, do hereby associate ourselves with the intention of forming a corporation under and by virtue of the general laws of the State of Maryland authorizing the formation of corporations.


            SECOND:    The name of the corporation (hereinafter called the
"corporation") is The Dreyfus Fund Incorporated.


            THIRD:     The corporation is formed for the following purpose or
purposes:

                  (a) to conduct, operate and carry on the business of an investment company;

                  (b) to subscribe for, invest in, reinvest in, purchase or
            otherwise acquire, hold, pledge, sell, assign, transfer, lend, write options on, exchange, distribute or otherwise dispose of and deal in and with securities of every nature, kind, character, type and form, including without limitation of the generality of the foregoing, all types of stocks, shares, futures contracts, bonds, debentures, notes, bills and other negotiable or non-negotiable instruments, obligations, evidences of interest, certificates of interest, certificates of participation, certificates, interests, evidences of ownership, guarantees, warrants, options or evidences of indebtedness issued or created by or guaranteed as to principal and interest by any state or local government or any agency or instrumentality thereof, by the United States Government or any agency, instrumentality, territory, district or possession thereof, by any foreign government or any agency, instrumentality, territory, district or possession thereof, by any corporation organized under the laws of any state, the United States or any territory or possession thereof or under the laws of any foreign country, bank certificates of deposit, bank time deposits, bankers' acceptances and commercial paper; to pay for the same in cash or by the issue of stock, including treasury stock, bonds or notes of the corporation or otherwise; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more persons, firms, associations or corporations to exercise any of said rights, powers and privileges in respect of any said instruments;

                  (c) to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the corporation;

                  (d) to issue, sell, repurchase, redeem, retire, cancel,
            acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in, shares of stock of the corporation, including shares of stock of the corporation in fractional denominations, and to apply to any such repurchase, redemption, retirement, cancellation or acquisition of shares of stock of the corporation any funds or property of the corporation whether capital or surplus or otherwise, to the full extent now or hereafter permitted by the laws of the State of Maryland;

                  (e) to conduct its business, promote its purposes and carry on its operations in any and all of its branches and maintain offices both within and without the State of Maryland, in any States of the United States of America, in the District of Columbia and in any other parts of the world; and

                  (f) to do all and everything necessary, suitable, convenient, or proper for the conduct, promotion and attainment of any of the businesses and purposes herein specified or which at any time may be incidental thereto or may appear conducive to or expedient for the accomplishment of any of such businesses and purposes and which might be engaged in or carried on by a corporation incorporated or organized under the Maryland General Corporation Law, and to have and exercise all of the powers conferred by the laws of the State of Maryland upon corporations incorporated or organized under the Maryland General Corporation Law.

            The foregoing provisions of this Article THIRD shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the corporation, and the purposes and powers herein specified shall, except when otherwise provided in this Article THIRD, be in no wise limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article of these Articles of Incorporation; provided, that the corporation shall not conduct any business, promote any purpose, or exercise any power or privilege within or without the State of Maryland which, under the laws thereof, the corporation may not lawfully conduct, promote, or exercise.

            FOURTH: The post office address of the principal office of the corporation within the State of Maryland, and the name and address of the resident agent of the corporation within the State of Maryland, is The Corporation Trust Incorporated, a Maryland corporation, 300 East Lombard Street, Baltimore, Maryland 21202.

            FIFTH:     (1)  The total number of shares of stock which the
corporation has authority to issue is five hundred million (500,000,000) shares of Common Stock, all of which are of a par value of one tenth of one cent ($.001) each.

            (2) The aggregate par value of all the authorized shares of stock is five hundred thousand dollars ($500,000.00).

            (3) The Board of Directors of the corporation is authorized, from time to time, to fix the price or the minimum price or the consideration or minimum consideration for, and to authorize the issuance of, the shares of stock of the corporation and securities convertible into shares of stock of the corporation.

            (4) The Board of Directors of the corporation is authorized, from time to time, to classify or to reclassify, as the case may be, any unissued shares of stock of the corporation by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption of the stock.

            (5) Subject to the power of the Board of Directors to classify and reclassify unissued shares, the shares of each class of stock of the corporation shall have the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption:

                  (a) (i) All consideration received by the corporation for the issuance or sale of shares of any class together with all income, earnings, profits and proceeds thereof, shall irrevocably belong to such class for all purposes, subject only to the rights of creditors and to the effect of the conversion of shares of any class of stock into another class of stock of the corporation, and are herein referred to as "assets belonging to" such class.

                        (ii) The assets belonging to such class shall be charged
            with the liabilities of the corporation in respect of such class and with such class's share of the general liabilities of the corporation, in the latter case in proportion that the net asset value of such class bears to the net asset value of all classes or in such other manner as may be determined by the Board of Directors in accordance with law. The determination of the Board of Directors shall be conclusive as to the allocation of liabilities, including accrued expenses and reserves, to a class.

                        (iii) Dividends or distributions on shares of each
            class, whether payable in stock or cash, shall be paid only out of earnings, surplus or other assets belonging to such class.

                        (iv) In the event of the liquidation or dissolution of
            the corporation, stockholders of each class shall be entitled to receive, as a class, out of the assets of the corporation available for distribution to stockholders, the assets belonging to such class and the assets so distributable to the stockholders of such class shall be distributed among such stockholders in proportion to the number of shares of such class held by them.

                  (b) A class may be invested with one or more other classes in a common investment portfolio. Notwithstanding the provisions of paragraph (5)(a) of this Article FIFTH, if two or more classes are invested in a common investment portfolio, the shares of each such class of stock of the corporation shall be subject to the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, and, if there are other classes of stock invested in a different investment portfolio, shall also be subject to the provisions of paragraph (5)(a) of this Article FIFTH at the portfolio level as if the classes invested in the common investment portfolio were one class:

                        (i) The income and expenses of the investment portfolio
            shall be allocated among the classes invested in the investment portfolio in accordance with the number of shares outstanding of each such class or as otherwise determined by the Board of Directors in accordance with law.

                        (ii) As more fully set forth in this paragraph (5)(b) of
            Article FIFTH, the liabilities and expenses of the classes invested in the same investment portfolio shall be determined separately from those of each other and, accordingly, the net asset value, the dividends and distributions payable to holders, and the amounts distributable in the event of liquidation of the corporation to holders of shares of the corporation's stock may vary from class to class invested in the same investment portfolio. Except for these differences and certain other differences set forth in this paragraph (5) of Article FIFTH or elsewhere in these Articles of Incorporation, the classes invested in the same investment portfolio shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption.

                        (iii) The dividends and distributions of investment
            income and capital gains with respect to the classes invested in the same investment portfolio shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary among the classes invested in the same investment portfolio to reflect differing allocations of the expenses of the corporation among the classes and any resultant differences between the net asset values per share of the classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income, realized and unrealized capital gains and losses, expenses and liabilities of the corporation among the classes shall be determined by the Board of Directors in a manner that is consistent with applicable law.

                  (c) Except as set forth below, on each matter submitted to a vote of the stockholders, each holder of a share of stock shall be entitled to one vote for each share standing in his name on the books of the corporation irrespective of the class thereof. All holders of shares of stock shall vote as a single class except as may otherwise be required by law pursuant to any applicable order, rule or interpretation issued by the Securities and Exchange Commission, or otherwise, or except with respect to any matter which affects only one or more classes of stock, in which case only the holders of shares of the class or classes affected shall be entitled to vote.

                 (d) The proceeds of the redemption of the shares of any class of stock of the corporation may be reduced by the amount of any contingent deferred sales charge or other charge (which charges may vary within and among the classes) payable on such redemption pursuant to the terms of issuance of such shares, all in accordance with the Investment Company Act of 1940, as amended, and applicable rules and regulations of the National Association of Securities Dealers, Inc. ("NASD").

                 (e) At such times as may be determined by the Board of
            Directors (or with the authorization of the Board of Directors, by the officers of the corporation) in accordance with the Investment Company Act of 1940, as amended, applicable rules and regulations thereunder and applicable rules and regulations of the NASD and reflected in the corporation's current registration statement, shares of a particular class of stock of the corporation may be automatically converted into shares of another class of stock of the corporation based on the relative net asset values of such classes at the time of conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the corporation) and reflected in the corporation's current registration statement as aforesaid.

Except as provided above, all provisions of the Articles of Incorporation relating to stock of the corporation shall apply to shares of, and to the holders of, all classes of stock.

            (6) Notwithstanding any provisions of the Maryland General Corporation Law requiring a greater proportion than a majority of the votes of stockholders entitled to be cast in order to take or authorize any action, any such action may be taken or authorized upon the concurrence of a majority of the aggregate number of votes entitled to be cast thereon.

            (7) The presence in person or by proxy of the holders of one-third of the shares of stock of the corporation entitled to vote (without regard to class) shall constitute a quorum at any meeting of the stockholders, except with respect to any matter which, under applicable statutes or regulatory requirements, requires approval by a separate vote of one or more classes of stock, in which case the presence in person or by proxy of the holders of one-third of the shares of stock of each class required to vote as a class on the matter shall constitute a quorum.

            (8) The corporation may issue shares of stock in fractional denominations to the same extent as its whole shares, and shares in fractional denominations shall be shares of stock having proportionately to the respective fractions represented thereby all the rights of whole shares, including, without limitation, the right to vote, the right to receive dividends and distributions and the right to participate upon liquidation of the corporation, but excluding any right to receive a stock certificate evidencing a fractional share.

            (9) No holder of any shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class which the corporation proposes to issue, or any rights or options which the corporation proposes to issue or to grant for the purchase of shares of any class or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and any and all of such shares, bonds, securities or obligations of the corporation, whether now or hereafter authorized or created, may be issued, and may be reissued or transferred if the same have been reacquired, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

            SIXTH:     (1)   The number of directors of the corporation, until
such number shall be increased or decreased pursuant to the by-laws of the corporation, is nine. The number of directors shall never be less than the minimum number prescribed by the Maryland General Corporation Law.

            (2) The names of the persons who currently act as directors of the corporation and will do so until their respective successors are duly chosen and qualify are as follows:

                  Lucy Wilson Benson
                  David W. Burke
                  Joseph S. DiMartino
                  Martin D. Fife
                  Whitney I. Gerard
                  Robert R. Glauber
                  Arthur A. Hartman
                  George L. Perry
                  Paul D. Wolfowitz

            (3) The power to make, alter, and repeal the by-laws of the corporation shall be vested exclusively in the Board of Directors of the corporation.

            (4) Any determination made in good faith by or pursuant to the direction of the Board of Directors, as to: the amount of the assets, debts, obligations, or liabilities of the corporation or belonging to, or attributable to any class of shares of the corporation; the amount of any reserves or charges set up and the propriety thereof; the time of or purpose for creating such reserves or charges; the use, alteration or cancellation of any reserves or charges (whether or not any debt, obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged); the value of any investment or fair value of any other asset of the corporation; the amount of net investment income; the number of shares of stock outstanding; the estimated expense in connection with purchases or redemptions of the corporation's stock; the ability to liquidate investments in orderly fashion; the extent to which it is practicable to deliver a cross-section of the portfolio of the corporation in payment for any such shares, or as to any other matters relating to the issue, sale, purchase, redemption and/or other acquisition or disposition of investments or shares of the corporation, or the determination of the net asset value of shares of the corporation shall be final and conclusive, and shall be binding upon the corporation and all holders of its shares, past, present and future, and shares of the corporation are issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid.

            SEVENTH: (1) To the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the corporation shall have any liability to the corporation or its stockholders for money damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the corporation whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.

            (2) The corporation shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent that indemnification of directors and advancement of expenses to directors is permitted by the Maryland General Corporation Law. The corporation shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law. The Board of Directors may, through a by-law, resolution or agreement, make further provisions for indemnification of directors, officers, employees and agents to the fullest extent permitted by the Maryland General Corporation Law.

            (3) No provision of this Article SEVENTH shall be effective to protect or purport to protect any director or officer of the corporation against any liability to the corporation or its stockholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

            (4) References to the Maryland General Corporation Law in this Article SEVENTH are to the law as from time to time amended. No amendment to the Articles of Incorporation of the corporation shall affect any right of any person under this Article SEVENTH based on any event, omission or proceeding prior to such amendment.

            EIGHTH: (1) Any holder of shares of stock of the corporation may require the corporation to redeem and the corporation shall be obligated to redeem at the option of such holder all or any part of the shares of the corporation owned by said holder, at the redemption price, pursuant to the method, upon the terms and subject to the conditions hereinafter set forth:

                  (a) The redemption price per share shall be the net asset
            value per share determined at such time or times as the Board of Directors of the corporation shall designate in accordance with any provision of the Investment Company Act of 1940, as amended, any rule or regulation thereunder or exemption or exception therefrom, or any rule or regulation made or adopted by any securities association registered under the Securities Exchange Act of 1934, as amended.

                  (b) Net asset value per share of a class shall be determined by dividing:

                       (i) The total value of the assets belonging to such class
            or, in the case of a class invested in a common investment portfolio with other classes, such class's proportionate share of the total value of the assets belonging to the common investment portfolio, such value determined as provided in Subsection (c) below less, to the extent determined by or pursuant to the direction of the Board of Directors, all debts, obligations and liabilities of such class (which debts, obligations and liabilities shall include, without limitation of the generality of the foregoing, any and all debts, obligations, liabilities, or claims, of any and every kind and nature, fixed, accrued and otherwise, including the estimated accrued expenses of management and supervision, administration and distribution and any reserves or charges for any or all of the foregoing, whether for taxes, expenses or otherwise) but excluding such class's liability upon its shares and its surplus, by

                       (ii) The total number of shares of such class outstanding.

                  The Board of Directors is empowered, in its absolute
            discretion, to establish other methods for determining such net asset value whenever such other methods are deemed by it to be necessary in order to enable the corporation to comply with, or are deemed by it to be desirable provided they are not inconsistent with, any provision of the Investment Company Act of 1940, as amended, or any rule or regulation thereunder.

                 (c) In determining for the purposes of these Articles of
            Incorporation the total value of the assets of the corporation at any time, investments and any other assets of the corporation shall be valued in such manner as may be determined from time to time by the Board of Directors.

                 (d) Payment of the redemption price by the corporation may be made either in cash or in securities or other assets at the time owned by the corporation or partly in cash and partly in securities or other assets at the time owned by the corporation. The value of any part of such payment to be made in securities or other assets of the corporation shall be the value employed in determining the redemption price. Payment of the redemption price shall be made on or before the seventh day following the day on which the shares are properly presented for redemption hereunder, except that delivery of any securities included in any such payment shall be made as promptly as any necessary transfers on the books of the issuers whose securities are to be delivered may be made.

                  The corporation, pursuant to resolution of the Board of
            Directors, may deduct from the payment made for any shares redeemed a liquidating charge not in excess of five percent (5%) of the redemption price of the shares so redeemed, and the Board of Directors may alter or suspend any such liquidating charge from time to time.

                 (e) Redemption of shares of stock by the corporation is
            conditional upon the corporation having funds or property legally available therefor.

            (2) The corporation, either directly or through an agent, may repurchase its shares, out of funds legally available therefor, upon such terms and conditions and for such consideration as the Board of Directors shall deem advisable, by agreement with the owner at a price not exceeding the net asset value per share as determined by the corporation at such time or times as the Board of Directors of the corporation shall designate, less a liquidating charge not to exceed five percent (5%) of such net asset value, if and as fixed by resolution of the Board of Directors of the corporation from time to time, and take all other steps deemed necessary or advisable in connection therewith.

            (3) The corporation, at its option, pursuant to resolution of the Board of Directors, may cause the redemption, in whole or in part, upon the terms set forth in such resolution and in paragraphs (1) (a) through (e), (4) and (5) of this Article EIGHTH, of shares of stock owned by stockholders whose shares have an aggregate net asset value of less than such amount as may be fixed from time to time by the Board of Directors. Notwithstanding any other provision of this Article EIGHTH, the purpose of any such redemption may be to collect fees to be paid to the corporation by stockholders. The corporation, at its option, pursuant to resolution of the Board of Directors, also may so cause the redemption of outstanding shares of stock of any class if the Board of Directors has determined that it is in the best interests of the corporation and its stockholders to discontinue issuance of shares of stock of such class. Notwithstanding any other provision of this Article EIGHTH, if certificates representing such shares have been issued, the redemption price need not be paid by the corporation until such certificates are presented in proper form for transfer to the corporation or the agent of the corporation appointed for such purpose; however, the redemption shall be effective, in accordance with the resolution of the Board of Directors, regardless of whether or not such presentation has been made.

            (4) The obligations set forth in this Article EIGHTH may be suspended or postponed as may be permissible under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

            (5) The Board of Directors may establish other terms and conditions and procedures for redemption, including requirements as to delivery of certificates evidencing shares, if issued.

            NINTH:      All persons who shall acquire stock or other
securities of the corporation shall acquire the same subject to the provisions of the corporation's Charter, as from time to time amended.


            TENTH: From time to time any of the provisions of the Charter of the corporation may be amended, altered or repealed, including amendments which alter the contract rights as expressly set forth in the Charter of any class of stock outstanding, and other provisions authorized by the Maryland General Corporation Law at the time in force may be added or inserted in the manner and at the time prescribed by said Law, and all rights at any time conferred upon the stockholders of the corporation by its Charter are granted subject to the provisions of this Article TENTH and the reservation of the right to amend the Charter herein contained.

      SECOND: The amendment and restatement of Charter of the corporation herein made was recommended and advised by the Board of Directors of the corporation at a meeting held on May 7, 1998 and was approved by the shareholders of the corporation at a meeting held on October 9, 1998.

      THIRD: The provisions set forth in the above Articles of Amendment and Restatement are all of the provisions of the corporation's Charter currently in effect as hereby amended. The current address of the principal office of the corporation and the name and address of the corporation's current resident agent are as set forth in Article FOURTH of the Charter as above amended and restated. The current number of directors and the names of those directors currently in office are set forth in Article SIXTH of the Charter as above amended and restated.

            IN WITNESS WHEREOF, The Dreyfus Fund Incorporated has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its Vice President, Michael S. Petrucelli, and attested by its Assistant Secretary, Stephanie D. Pierce, on October 9, 1998.

            The undersigned Vice President acknowledges these Articles of Amendment and Restatement to be the corporate act of the corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to the authorization and approval of the amendment and restatement of the corporation's Articles of Incorporation are true in all material respects and that this statement is made under penalties of perjury.

                                    THE DREYFUS FUND INCORPORATED


                                    By: ___________________________
                                          Michael S. Petrucelli
                                          Vice President

Attest:


---------------------------
Stephanie D. Pierce
Assistant Secretary